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                                  EXHIBIT 99(a)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                      Quarter             Nine months
                                                               ended Sept. 30,         ended Sept. 30,
                                                          -------------------     -------------------
(in millions)                                                2000        1999        2000        1999
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS(1):
  Income before income tax expense                         $1,788      $1,533     $ 5,082      $4,415
  Fixed charges                                             1,900       1,298       5,118       3,765
                                                           ------      ------     -------      ------
                                                           $3,688      $2,831     $10,200      $8,180
                                                           ======      ======     =======      ======

Fixed charges(1):
  Interest expense                                         $1,868      $1,259     $ 5,029      $3,666
  Estimated interest component of net rental expense           32          39          89          99
                                                           ------      ------     -------      ------
                                                           $1,900      $1,298     $ 5,118      $3,765
                                                           ======      ======     =======      ======

Ratio of earnings to fixed charges(2)                        1.94        2.18        1.99        2.17
                                                           ======      ======     =======      ======

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                         $1,788      $1,533     $ 5,082      $4,415
  Fixed charges                                               930         619       2,518       1,690
                                                           ------      ------     -------      ------
                                                           $2,718      $2,152     $ 7,600      $6,105
                                                           ======      ======     =======      ======

Fixed charges:
  Interest expense                                         $1,868      $1,259     $ 5,029      $3,666
  Less interest on deposits                                   970         679       2,600       2,075
  Estimated interest component of net rental expense           32          39          89          99
                                                           ------      ------     -------      ------
                                                           $  930      $  619     $ 2,518      $1,690
                                                           ======      ======     =======      ======

Ratio of earnings to fixed charges(2)                        2.92        3.48        3.02        3.61
                                                           ======      ======     =======      ======
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(1) As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and
    Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.